Exhibit 10.5

non-qualified stock OPTION AGREEMENT
UNDER the DAMORA THERAPEUTICS, INC.
2022 inducement PLAN

Name of Grantee:
No. of Shares Subject to Option:		(the “Option Shares”)
Option Exercise Price per Share:	$	(the “Exercise Price”)
Grant Date:
Expiration Date:		(the “Expiration Date”)

Pursuant to the Damora Therapeutics, Inc. 2022 Inducement Plan as amended through the date hereof (the “Plan”) and this Stock Option Agreement (the “Agreement”), Damora Therapeutics, Inc. (the “Company”) hereby grants to the Grantee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of Ordinary Shares, par value $0.00001 per share (the “Shares”), of the Company specified above at the Option Exercise Price per Option Share specified above subject to the terms and conditions set forth in the Agreement and in the Plan. This Stock Option has been granted as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of NASDAQ Stock Market, Inc. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

1.
Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated so long as the Grantee maintains a Service Relationship on such dates.

Incremental Number of Option Shares Exercisable	Exercisability Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

Except as otherwise provided under Grantee’s offer letter or employment agreement with the Company or an Affiliate, as applicable, if the Grantee is not in a Service Relationship on an Exercisability Date, the Grantee will not earn or be entitled to any pro-rated vesting for any portion of time before an Exercisability Date during which the Grantee was in a Service

Relationship, nor will the Grantee be entitled to any compensation for lost vesting. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.
Manner of Exercise.
(a)
The Grantee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Grantee may give written notice to the Administrator (or such person or entity as the Administrator may designate) of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the Exercise Price may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) if permitted by the Administrator, through the delivery (or attestation to the ownership) of Shares that have been purchased by the Grantee on the open market or that are beneficially owned by the Grantee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Grantee delivering to the Company (or such person or entity as the Administrator may designate) a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Exercise Price, provided that in the event the Grantee chooses to pay the Exercise Price as so provided, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) if permitted by the Administrator, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Option Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the Exercise Price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Grantee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Grantee of the full Exercise Price, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the Shares will be in compliance with applicable laws and regulations. In the event the Grantee chooses to pay the Exercise Price by previously-owned Shares through the attestation method, the number of Shares transferred to the Grantee upon the exercise of this Stock Option shall be net of the Shares attested to.

(b)
The Shares purchased upon exercise of this Stock Option shall be transferred to the Grantee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Grantee. The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the Shares to the Grantee, and the Grantee’s name shall have been entered as the shareholder of record on the books of the Company. Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to such Shares.
(c)
The minimum number of Shares with respect to which this Stock Option may be exercised at any one time shall be 100 Shares, unless the number of Shares with respect to which this Stock Option is being exercised is the total number of Shares subject to exercise under this Stock Option at the time.
(d)
Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.
Termination of Service Relationship. If the Grantee’s Service Relationship ceases, the period within which to exercise this Stock Option may be subject to earlier termination as set forth below.
(a)
Termination Due to Death. If the Grantee’s Service Relationship ceases by reason of the Grantee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Grantee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.
(b)
Termination Due to Disability. If the Grantee’s Service Relationship ceases by reason of the Grantee’s disability (as reasonably determined by the Administrator in accordance with Section 409A and applicable law), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination of the Service Relationship, may thereafter be exercised by the Grantee for a period of 12 months from the date of termination due to disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination due to disability shall terminate immediately and be of no further force or effect.
(c)
Termination for Cause. If the Grantee’s Service Relationship ceases for Cause, any portion of this Stock Option outstanding (whether vested or unvested) on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an offer letter or employment agreement between the Company or an Affiliate, as applicable, and the Grantee, a determination by the Administrator that the Grantee shall be dismissed as a result of (i) any material breach by the Grantee of any agreement between the Grantee and the Company or any Affiliate; (ii) the conviction of, indictment for or plea of nolo contendere by the Grantee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Grantee of the Grantee’s duties to the Company or any Affiliate.
(d)
Other Termination. If the Grantee’s Service Relationship ceases for any reason other than the Grantee’s death, the Grantee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Grantee’s Service Relationship shall be conclusive and binding on the Grantee and his or her representatives or legatees.

Further, for purposes of this Stock Option, the Grantee’s Service Relationship will be considered terminated as of the date the Grantee no longer is actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee provides services or the terms of his or her employment or other service agreement, if any), and unless otherwise determined by the Company or specified otherwise in Grantee’s offer letter or employment agreement with the Company or an Affiliate, as applicable, the Grantee’s right to vest in this Stock Option, if any, will terminate and the Grantee’s right to exercise any vested Stock Option will be measured as of such date and, in either case, will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where the Grantee provides services or the terms of his or her employment or other service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Grantee no longer is actively providing services for purposes of this Stock Option (including whether the Grantee still may be considered to be providing services while on a leave of absence).

4.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. However, this Agreement sets out specific terms for this Stock Option, and those terms will prevail over more general terms in the Plan on the same issue, if any, or in the event of a conflict between such terms.
5.
Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Grantee’s lifetime, only by the Grantee, and thereafter, only by the Grantee’s legal representative or legatee.
6.
Responsibility for Taxes.
(a)
The Grantee acknowledges and agrees that, regardless of any action taken by the Company or, if different, the Affiliate employing or otherwise retaining the service of the Grantee (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable or deemed applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Grantee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Stock Option or the underlying Shares, including, but not limited to, the grant, vesting or exercise of this Stock Option, the subsequent sale of Shares acquired upon the exercise of this Stock Option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Stock Option to reduce or eliminate the Grantee’s liability for Tax-Related Items or to achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)
Prior to the relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) requiring the Grantee to make a payment in a form acceptable to the Company, (ii) withholding from the Grantee’s wages or other compensation payable to the Grantee, (iii) withholding from proceeds of the sale of the Shares acquired upon the exercise of this Stock Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), (iv) withholding from the Shares otherwise issuable at exercise of this Stock Option, provided, however, that if the Grantee is subject to the reporting and other provisions of Section 16 of the Exchange Act, the Company shall affirmatively approve, by Board action, any such withholding of Shares as contemplated in the immediately preceding proviso, or (v) any other method of withholding determined by the Company and, to the extent required by applicable law or the Plan, approved by the Administrator.
(c)
The Company and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in the Grantee’s jurisdiction(s). In the event of over-withholding, the Grantee may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares) or, if not refunded, the Grantee may seek a refund from the local tax authorities. In the event of under-withholding, the Grantee may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Grantee is deemed to have been issued the full number of Shares subject to the exercised Stock Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
(d)
The Grantee agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of the Shares acquired upon the exercise of this Stock Option, if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

7.
No Creation of or Obligation to Continue Service Relationship. The grant of this Stock Option shall not be interpreted as forming an employment or service agreement with the Company or any Affiliate, and shall not be construed as giving the Grantee any right to be retained in the employ of, or otherwise provide services to, the Company, the Service Recipient or any other Affiliate. Neither the Plan nor this Agreement shall interfere in any way with the right of the Company or the Service Recipient, as applicable, to terminate the Service Relationship of the Grantee at any time.
8.
Nature of Grant. By accepting the grant of this Stock Option, the Grantee acknowledges, understands and agrees that:
(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)
the grant of this Stock Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive any stock options, or benefits in lieu of stock options, in the future even if stock options have been granted in the past;
(c)
all decisions with respect to future stock options or other grants, if any, will be at the sole discretion of the Company;
(d)
the Grantee is voluntarily participating in the Plan;
(e)
this Stock Option and the Shares subject to this Stock Option, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)
this Stock Option and the Shares subject to this Stock Option, and the income from and value of same, are not part of normal or expected compensation for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)
unless otherwise agreed with the Company in writing, this Stock Option and the Shares subject to this Stock Option, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Grantee may provide as a director of an Affiliate;
(h)
the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(i)
if the underlying Shares do not increase in value after the grant date, this Stock Option will have no value;
(j)
if the Grantee exercises this Stock Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price per Share;

(k)
no claim or entitlement to compensation or damages, including pro-rated compensation or damages shall arise from forfeiture of this Stock Option resulting from the termination of the Grantee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee provides services or the terms of his or her employment or other service agreement, if any); and
(l)
neither the Company, the Service Recipient nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the U.S. dollar that may affect the value of this Stock Option or of any amounts due to the Grantee pursuant to the exercise of this Stock Option or the subsequent sale of any Shares acquired upon exercise.
9.
Data Privacy Consent. The Grantee hereby declares that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.
(a)
Declaration of Consent. The Grantee understands that he or she must review the following information about the processing of Personal Data by or on behalf of the Company or, if different, the Service Recipient as described in this form and any materials related to the Grantee’s eligibility to participate in the Plan and declare his or her consent. As regards the processing of the Grantee’s Personal Data in connection with the Plan, the Grantee understands that the Company is the controller of his or her Personal Data.
(b)
Data Processing and Legal Basis. The Company collects, uses and otherwise processes certain information about the Grantee for purposes of implementing, administering and managing the Plan. The Grantee understands that this information may include, without limitation, the Grantee’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company or its Affiliates, details of all equity awards or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (the “Personal Data”). The legal basis for the processing of the Grantee’s Personal Data, where required, is the Grantee’s consent.
(c)
Stock Plan Administration Service Providers. The Grantee understands that the Company transfers his or her Personal Data, or parts thereof, to Solium Capital LLC, Morgan Stanley Smith Barney LLC and its affiliates (which operate directly or indirectly as Shareworks) (“Morgan Stanley”), an independent service provider based in the U.S., which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and share the Grantee’s Personal Data with such different service providers that serve the Company in a similar manner. The Company’s service providers will open an account for the Grantee to receive and trade Shares acquired under the Plan and the Grantee may be asked to agree on separate terms and data processing practices with the service provider, which is a condition of any ability to participate in the Plan.
(d)
International Data Transfers. The Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as Morgan Stanley, are based in the U.S. If the Grantee is located outside the U.S., the Grantee’s country may have enacted data privacy laws that are different from the laws of the U.S. The Company’s legal basis for the transfer of Personal Data is the Grantee’s consent.
(e)
Data Retention. The Company will process the Grantee’s Personal Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. In the latter case, the Grantee understands and acknowledges that the Company’s legal basis for the processing of his or her Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs Personal Data for any of the above purposes, the Grantee understands that the Company will remove it from its systems.
(f)
Voluntariness and Consequences of Denial/Withdrawal of Consent. The Grantee understands that any participation in the Plan and the Grantee’s consent are purely voluntary. The Grantee may deny or later withdraw his or her consent at any time, with future effect and for any or no reason. If the Grantee denies or later withdraws his or her consent, the Company cannot offer participation in the Plan or grant Stock Options or other equity awards to the Grantee or administer or maintain such awards, and the Grantee will not be eligible to participate in the Plan. The Grantee further understands that denial or withdrawal of his or her consent would not affect the Grantee’s Service Relationship and that the Grantee would merely forfeit the opportunities associated with the Plan.
(g)
Data Subject Rights. The Grantee understands that data subject rights regarding the processing of personal data vary depending on the applicable law and that, depending on where the Grantee is based and subject to the conditions set out in the applicable law, the Grantee may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about the Grantee and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about the Grantee that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of the Grantee’s Personal Data in certain situations where the Grantee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of the Grantee’s Personal Data that he or she has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or the Grantee’s Service Relationship and is carried out by automated means. In case of concerns, the Grantee also may have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Grantee’s rights, the Grantee understands he or she should contact his or her local human resources representative.

10.
Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of this Stock Option prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities or other applicable law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other U.S. or non-U.S. governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the Shares subject to this Stock Option with the SEC or any U.S. state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Grantee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of the Shares.
11.
Language. The Grantee acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Grantee to understand the provisions of this Agreement and the Plan. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
12.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. The Grantee should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
13.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
14.
Governing Law/Venue. This Agreement and this Stock Option shall be governed by and construed in accordance with the laws of the Cayman Islands, without regard to conflict of law principles that would result in the application of any law other than the law of the Cayman Islands. Any and all disputes relating to, concerning or arising from this Stock Option, or relating to, concerning or arising from the relationship between the parties evidenced by this Agreement, shall be brought and heard exclusively in the courts of the Cayman Islands; provided, however, that the foregoing shall not apply to any action or suit brought to enforce any liability or duty created by the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
15.
Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantees.
16.
Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
17.
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
18.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on this Stock Option and the Shares acquired upon exercise of this Stock Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to enter into any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to accept this Agreement or otherwise participate in the Plan in the future through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.
Insider Trading/Market Abuse. The Grantee acknowledges that, depending on the Grantee’s or the broker’s country or where the Shares are listed, the Grantee may be subject to insider trading restrictions and/or market abuse laws which may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., this Stock Option) or rights linked to the value of Shares during such times the Grantee is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before he or she possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company, as described in Section 18(e) of the Plan. The Grantee is responsible for complying with any restrictions and should speak to his or her personal advisor on this matter.

21.
Exchange Control, Foreign Asset/Account and/or Tax Reporting. Depending upon the country to whose laws the Grantee is subject, the Grantee may have certain foreign asset/account and/or tax reporting requirements that may affect his or her ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Grantee’s country of residence. The Grantee’s country may require that he or she report such accounts, assets or transactions to the applicable authorities in his or her country. The Grantee also may be required to repatriate cash received from participating in the Plan to his or her country within a certain period of time after receipt. The Grantee is responsible for knowledge of and compliance with any such regulations and should speak with his or her personal tax, legal and financial advisors regarding same.

DAMORA THERAPEUTICS, INC.

By:

Title

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Date: _____________________
Grantee’s Signature

Grantee’s name and address: